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                                                         Exhibit 23





                CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the registration statements of Legg Mason, Inc. and Subsidiaries on Form S-8 (File Nos. 2-87754; 33-20027; 33-28609; 33-45453; 33-48239;
33-55814; 33-61441 and 33-61445) and on Form S-3 (File Nos.
333-00017 and 333-00151) of our reports dated May 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of Legg Mason, Inc. and Subsidiaries as of March 31, 1996 and 1995, and for each of the three years in the period ended March 31, 1996, which reports are included in this Annual Report on Form 10-K.




                              /s/ COOPERS & LYBRAND L.L.P.




Baltimore, Maryland
June 28, 1996